EXHIBIT 15.3 CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS We hereby consent to the reference to Netherland, Sewell & Associates contained in the section entitled “Oil and gas disclosures for the group” of the Annual Report and Form 20-F for the year ended December 31, 2018, of BP p.l.c. (the Form 20-F), as set forth under the heading “Compliance” on page 286, to the inclusion of our third-party letter report dated January 15, 2019, concerning our estimates of the proved reserves and future revenue, as of December 31, 2018, to the BP America Production Company interest in certain oil and gas properties located in the United States (the Third-Party Report), which is included as an exhibit to the Form 20-F, and to the incorporation by reference of the reference to Netherland, Sewell & Associates in the Form 20-F and of the Third-Party Report in the following Registration Statements: Registration Statement on Form F-3 (File Nos. 333-226485, 333-226485-01, and 333-226485-02) of BP p.l.c., BP Capital Markets p.l.c., and BP Capital Markets America Inc.; and Registration Statements on Form S-8 (File Nos. 333-67206, 333-79399, 333-103924, 333-123482, 333-123483, 333-131583, 333-131584, 333-132619, 333-146868, 333-146870, 333-146873, 333-173136, 333- 177423, 333-179406, 333-186462, 333-186463, 333-199015, 333-200794, 333-200795, 333- 207188, 333-207189, 333-210316 and 333-210318) of BP p.l.c. NETHERLAND, SEWELL & ASSOCIATES, INC. By: /s/ J. Carter Henson, Jr., P.E. J. Carter Henson, Jr., P.E. Senior Vice President Houston, Texas March 26, 2019